SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 27, 2006

American Greetings Corporation

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-13859	34-0065325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One American Road
Cleveland, Ohio	44144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 252-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 27, 2006, the Compensation and Management Development Committee of the Board of Directors approved the terms of the American Greetings Corporation (“American Greetings”) Key Management Annual Incentive Plan (the “Annual Incentive Plan”) effective for fiscal 2007. The terms of the Annual Incentive Plan are the same as the terms of the Key Management Annual Incentive Plan that were in effect for fiscal 2006. All officers, including the Chief Executive Officer and American Greetings’ other five most highly compensated officers for its last completed fiscal year (the “Named Executive Officers”), and certain key employees of American Greetings are entitled to participate in the Annual Incentive Plan.

Under the terms of the Annual Incentive Plan, incentives are awarded to Named Executive Officers based on three components: (1) corporate performance (weighted at 30%), (2) business unit performance (weighted at 50%), and (3) individual performance (weighted at 20%):

•	corporate performance is based on earnings per share;

•	the business unit performance measure is based on consolidated net operating profit after taxes and variations in net capital employed compared to plan; and

•	individual performance is based on third party performance ratings

The Annual Incentive Plan target bonus award levels, as a percentage of base salary, for executive officers of American Greetings were as follows:

Position	Target Incentive
Chairman	50%
Chief Executive Officer	100%
Chief Operating Officer	90%
Senior Vice President Level	70-80%(1)
Vice President Level	60-65%

(1)	The target incentive level is 80% for the Chief Financial Officer, the Executive Sales and Marketing Officer, and the Executive Supply Chain Officer, and is 70% for all other Senior Vice Presidents.

Under the Annual Incentive Plan, a bonus equal to a multiple of the executive officer’s target bonus percentage will be paid depending on the level of performance achieved with respect to the performance measures described above. For FY 2007, the maximum bonus opportunity for executive officers is 200% of their target incentive award if 125% of each of the corporate and business unit performance goals are met and the executive officer receives the highest individual performance rating. Where any of the performance levels falls below these maximum thresholds, the bonus payable will vary depending on the executive officer’s performance under each performance measure. If 100% of each of the corporate and business unit performance goals are met, and the officer achieves a meets expectations performance level, 100% of the target incentive is earned. Where any of the performance levels falls below the 125% maximum thresholds, the amount payable will vary depending on the executive officer’s performance under each performance measure; provided, however, if both corporate performance and the participant’s business unit performance shortfall is more than 10% below goal, no incentive compensation is paid unless the executive officer’s individual performance exceeds expectations, in which case notwithstanding the failure to meet corporate and business unit performance goals, one-half of the individual performance target shall be earned.

Except for incentive compensation earned by the Chief Executive Officer and the Chief Operating Officer, incentive compensation earned by executive officers under the Annual Incentive Plan is paid entirely in cash. A portion of up to the target bonus award levels of the incentive compensation that may be earned by the Chief Executive Officer and the Chief Operating Officer is paid in Class B common shares of American Greetings in accordance with their respective performance share award agreements, dated August 2, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

American Greetings Corporation
(Registrant)

By:	/s/ Catherine M. Kilbane
Catherine M. Kilbane, Senior Vice President,
General Counsel and Secretary

Date: June 2, 2006